Exhibit 99.1

M.C. HEALTHCARE PRODUCTS INC.

REPORT ON FINANCIAL STATEMENTS

FOR THE YEAR ENDED JULY 31, 2011

M.C. HEALTHCARE PRODUCTS INC.

TABLE OF CONTENTS

Page
INDEPENDENT AUDITOR’S REPORT	1

FINANCIAL STATEMENTS
Balance sheet	2
Statement of income and retained earnings	3
Statement of cash flows	4

NOTES TO FINANCIAL STATEMENTS	5-10

INDEPENDENT AUDITOR’S REPORT

The Stockholder
M.C. Healthcare Products Inc.
Beamsville, Ontario

We have audited the accompanying balance sheet of M.C. Healthcare Products Inc. (the “Company”) as of July 31, 2011 and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2011, and the results of its operations and its cash flows for the year then ended in conformity with Canadian generally accepted accounting principles.

/s/ ELLIOTT DAVIS, LLC

Greenville, South Carolina
February 17, 2012

M.C. HEALTHCARE PRODUCTS INC.
BALANCE SHEET
JULY 31, 2011
(Canadian Dollars)

ASSETS

CURRENT ASSETS
Cash	$2,094,405
Accounts receivable, net	1,355,792
Inventories, net (Note 2)	1,897,454
Investment tax credits receivable	142,215
Prepaid expenses	170,403

Total current assets	5,660,269

PROPERTY AND EQUIPMENT, net (Note 3)	381,325

$6,041,594

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities (Note 7)	$2,106,055
Customer deposits	124,423
Income taxes payable (Note 8)	24,126
Due to related company (Note 5)	1,334,658

Total current liabilities	3,589,262

STOCKHOLDER'S EQUITY
Common stock - without par value, 40,000 shares authorized; 10,000 shares issued	100
Retained earnings	2,452,232

$6,041,594

The accompanying notes are an integral part of these financial statements.

M.C. HEALTHCARE PRODUCTS INC.
STATEMENT OF INCOME AND RETAINED EARNINGS
For the year ended July 31, 2011
(Canadian Dollars)

NET SALES	$12,229,658

COST OF SALES	8,137,405

Gross profit	4,092,253

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (Note 7)	3,819,137

Operating income	273,116

OTHER EXPENSE	89,252

INTEREST EXPENSE (Note 7)	12,999

Income before income taxes	170,865

INCOME TAX EXPENSE (Note 8)	24,000

Net income	146,865

RETAINED EARNINGS, BEGINNING OF YEAR	2,305,367

RETAINED EARNINGS, END OF YEAR	$2,452,232

The accompanying notes are an integral part of these financial statements.

M.C. HEALTHCARE PRODUCTS INC.
STATEMENT OF CASH FLOWS
For the year ended July 31, 2011
(Canadian Dollars)

OPERATING ACTIVITIES
Net income	$146,865
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	84,201
Changes in operating assets and liabilities:
Accounts receivable	275,972
Inventories	(84,518)
Harmonized sales tax recoverable	32,347
Investment tax credits receivable	3,785
Prepaid expenses	(88,791)
Accounts payable and accrued liabilities	791,035
Customer deposits	84,339
Income taxes payable	16,222

Net cash provided by operating activities	1,261,457

INVESTING ACTIVITIES
Purchases of property and equipment	(38,330)

Net cash used for investing activities	(38,330)

FINANCING ACTIVITIES
Borrowings, net of repayments, from related company	86,890

Net cash provided by financing activities	86,890

Net increase in cash	1,310,017

CASH, BEGINNING OF YEAR	784,388

CASH, END OF YEAR	$2,094,405

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$12,999

Cash received from income tax refund	$139,174

The accompanying notes are an integral part of these financial statements.

M.C. HEALTHCARE PRODUCTS INC.
NOTES TO FINANCIAL STATEMENTS
July 31, 2011
(CANADIAN DOLLARS)

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Overview of activities
Incorporated in 1975, M.C. Healthcare Products Inc., an Ontario corporation (the "Company"), is a manufacturer of medical bed frames and related products, specializing in long-term care. The Company has its headquarters and manufacturing operations in Beamsville, Ontario, and it sells its products in both Canada and the United States. The Company is wholly-owned by its parent, Thompson Contract Supply Company Limited (“TCSC”), an Ontario corporation.

Private companies' exemption from financial instruments
Private enterprises are not required to apply the following Sections of the Canadian Institute of Chartered Accountants (“CICA”) Handbook: 1530, 3855, 3862, 3863, and 3865, which would otherwise have applied to the financial statements of the Company as of and for the year ended July 31, 2011. The Company has elected to use this exemption and applies the requirements of Section 3860 and of Accounting Guideline 13 (AcG-13) of the CICA Handbook.

The Company, with the unanimous consent of its shareholder, has elected to prepare its financial statements in accordance with Canadian generally accepted accounting principles, using the differential reporting options available to non-publicly accountable enterprises described below:

Income taxes
The Company has elected to account for income taxes using the taxes payable method.

Financial instruments
The Company has elected not to disclose fair value information about financial assets and liabilities for which fair value was not readily obtainable.

Variable interest entities
The Company has elected not to identify or consolidate variable interest entities.

In addition, the Company has applied the following significant accounting policies without reference to differential reporting:

Accounts receivable and concentrations of credit risk
The Company provides credit in the normal course of business and performs ongoing credit evaluations on certain customers’ financial condition, but generally does not require collateral to support such receivables. Accounts receivable are recorded at their invoiced amounts, net of allowance for doubtful accounts. The Company maintains reserves for potential credit losses based upon its loss history and specific receivables aging analysis. Allowance for doubtful accounts was $60,000 as of July 31, 2011. Receivable balances are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received. The Company markets its products in North American markets. Credit risk related to the Company’s trade receivables is minimized due to its large customer base as well as insurance carried on most United States and Canadian trade receivables.

(Continued)

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Revenue recognition
The Company recognizes revenue upon shipment of their products to customers net of any applicable discounts or other allowances and when collectability is reasonably assured.

Inventories
Raw material inventories are valued at the lower of cost or net realizable value, with cost determined on a first in first out basis. Net realizable value is the estimated selling price less estimated selling costs. Work-in-progress, finished goods and sub-assemblies are valued at cost including labor and manufacturing overhead at average rates.

Property and equipment
Property and equipment are stated at cost. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets. The useful lives for machinery and plant equipment, office and computer equipment, and leasehold improvements are 5 to 10 years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are expensed as incurred.

Impairment of long-lived assets
The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to undiscounted future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Use of estimates
The preparation of financial statements in accordance with accounting principles generally accepted in Canada requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates and assumptions.

Translation of foreign currencies
Foreign currency assets and liabilities have been translated into Canadian dollars at the exchange rate prevailing at the year end. Income and expense transactions in United States dollars have been translated into Canadian dollars at the average rate of exchange for the year. Exchange gains or losses arising on the translation of these items are included in the statement of income and retained earnings for the year ended July 31, 2011 and amounted to a loss of approximately $89,300.

Investment tax credits
The Company claims research and development deductions and related investment tax credits for income tax purposes based upon management’s interpretation of the applicable legislation in the Income Tax Act of Canada.

(Continued)

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

These claims are subject to audit by the Canada Revenue Agency and the applicable Provincial Ministries of Finance and any adjustments that could reduce or increase the investment tax credits reported. In the opinion of management, reasonable assurance exists that investment tax credits will be recovered.

The Company had $328,254 relating to research and development expenses in fiscal year 2011.

Recent accounting pronouncements

International Financial Reporting Standards and Accounting Standards for Private Enterprises

The CICA has announced that Canadian Generally Accepted Accounting Principles for private enterprises will be replaced with International Financial Reporting Standards (IFRS) or Accounting Standards for Private Enterprises (ASPE) for fiscal years beginning on or after January 1, 2011. The Company's assets and liabilities have been sold subsequent to year-end pursuant to an asset purchase agreement (Note 11). As a result, the Company will not be adopting ASPE for the fiscal year beginning August 1, 2011.

NOTE 2 - INVENTORIES

Inventories consist of the following at July 31, 2011:

Raw materials	$1,207,908
Work‐in‐progress	703,640
Finished goods	301,346
2,212,894
Less obsolescence and slow moving reserve	(315,440)
$1,897,454

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at July 31, 2011:

Land	$241,643
Machinery and plant equipment	1,749,311
Office and computer equipment	520,681
Leasehold improvements	91,665
2,603,300
Less accumulated depreciation	(2,221,975)
$381,325

Depreciation expense for the year ended July 31, 2011 was $84,201.

NOTE 4 - REVOLVING CREDIT FACILITY

The Company has a revolving credit facility with a bank to provide for working capital financing. The Company may draw against the line of credit up to a maximum principal amount of $800,000, with limitations on the borrowing base, as defined in the Loan and Security Agreement (the “Agreement”). Amounts outstanding under the revolving credit facility bear interest at TD Canada Trust prime rate plus 0.75 percent per annum (3.75 percent at July 31, 2011). As of July 31, 2011, the revolving credit facility was undrawn.

The aggregate amount of all advances under the revolving credit facility shall be due and payable on the maturity date, which is April 30, 2012. The revolving credit facility is collateralized by substantially all assets of the Company.

NOTE 5 - DUE TO RELATED COMPANY

The amounts due to TCSC, the Company's sole shareholder, consist of the following at July 31, 2011:

Demand loan, repayable in monthly installments of $5,093 plus interest at prime plus 0.5% per annum.	$346,290

Advance, non-interest bearing, with no specific terms of repayment.	988,368
$1,334,658

NOTE 6 - OPERATING LEASES

The Company leased its plant and office facilities from a related party (Note 7) under an operating agreement through November 2011. The agreement provided for annual rent expense of $180,000 or $15,000 per month. The operating lease was terminated effective December 1, 2011 pursuant to the terms of the asset purchase agreement consummated on December 9, 2011 (Note 11). During the fiscal year 2011, the Company incurred $180,000 in lease expense.

NOTE 7 - RELATED PARTY TRANSACTIONS

During the year ended July 31, 2011, the Company rented plant and office facilities for $180,000 from TCSC. The Company also paid $12,999 of interest relating to a loan from TCSC. These transactions are in the normal course of operations and are measured at the exchange amount which is the amount of consideration established and agreed to by the related parties. Additionally, the Company had net accumulated advances from TCSC during 2011 totaling $86,890.

Subsequent to the year ended July 31, 2011 the Company paid bonuses to management totaling $1,272,500, of which $868,000 was paid to the owner of the Company's parent company. The Company has included the $1,272,500 bonus payment in accounts payable and accrued liabilities on the accompanying balance sheet and in selling, general, and administrative expenses on the accompanying statement of income and retained earnings as of and for the year ended July 31, 2011.

NOTE 8 - INCOME TAXES

The impact of differences between the Company’s reported income tax expense and the expense that would otherwise result from the application of statutory rates is as follows:

Income tax at combined federal and provincial tax rates	$26,484
Amortization of excess capital cost	2,579
Investment tax credit difference	3,138
Provincial tax credits carryforward	(9,683)
Permanent differences	1,151
Other	331
$24,000

NOTE 9 - MAJOR CUSTOMERS AND VENDORS

The Company’s largest customer accounted for approximately 12% of net sales for the year ended July 31, 2011. Additionally, the Company had another customer that accounted for approximately 15% of accounts receivable at July 31, 2011. The Company’s largest vendor accounted for approximately 20% of total purchases during the year ended July 31, 2011.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

The Company has a collective agreement with the Sheet Metal Workers’ International Association, Local Union 540 (the “Union”) which became effective November 1, 2006 and expires October 31, 2012. The Company recognizes the Union as the sole and exclusive Collective Bargaining Agent for all employees.

The Company is involved in various warranty claims and legal actions arising in the normal course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position or results of operations.

NOTE 11 - SUBSEQUENT EVENT

On December 9, 2011, the Company signed and consummated an asset purchase agreement to sell its business operations to Span Medical Products Canada Inc. (“Span-Canada”), a British Columbia corporation which is a newly-formed, wholly-owned subsidiary of Span-America Medical Systems, Inc., a South Carolina corporation (“Span-America”). Pursuant to the terms of the agreement, the Company sold to Span-Canada substantially all of its assets including all rights associated with and assets used in the development, manufacture and sale of products and furniture for use or placement in medical care facilities, all inventories, accounts receivable, prepaid expenses, trademarks, patents, and the Company’s leasehold interest in the facility at Beamsville, Ontario. Span-Canada assumed specified liabilities of the Company, including existing product delivery obligations to customers, post-closing payroll obligations, and obligations under the Company’s Union contract and business trade payables, excluding any penalties, interest and damages with respect to any past due amounts or other amounts in default. Additionally, with respect to warranty obligations for pre-closing sales, Span-Canada assumed liability for claims in an amount up to 200 percent of the $40,000 allowance for warranty claims included in current liabilities as of the date of the transaction.

(Continued)

NOTE 11 - SUBSEQUENT EVENT, Continued

The Company will remain liable for three years after closing to indemnify Span-America for warranty claims on pre-closing sales in excess of such amount. The total purchase price for the Company's assets was approximately $9.8 million, which included $8.1 million in cash at closing, 100,000 shares of Span-America common stock, and approximately $357,000 paid in January 2012 as a working capital adjustment pursuant to the asset purchase agreement. The Span-America stock was valued at $14.59 per share, based on the average of the high and low U.S. sales prices as of December 8, 2011, converted to Canadian dollars.

NOTE 12 - RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The Company follows Canadian generally accepted accounting principles which are different in some respects from the accounting principles generally accepted in the United States (“US GAAP”). The significant differences between Canadian and US GAAP, and their effects on the financial statements, are described below.

Income taxes

Under US GAAP, deferred tax assets and liabilities are recorded to give effect for differences between the financial reporting and income tax basis of assets. Deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. The Company has temporary differences between the tax and accounting values of certain assets and liabilities. As disclosed in Note 1, the Company elected to apply the taxes payable method for its Canadian GAAP financial statements. Applying US GAAP, the Company computed a long-term deferred tax liability of approximately $3,400. As a result of this liability, the Company’s US GAAP retained earnings and stockholder’s equity are lower by this amount at July 31, 2011 as compared to the corresponding Canadian GAAP amounts. Accounting for its deferred taxes gives rise to a deferred income tax benefit of approximately $3,450, which results in US GAAP income tax expense and net income of $20,550 and $150,315, respectively, for the year ended July 31, 2011. The above described difference related to accounting for deferred taxes does not result in a difference between US and Canadian GAAP as regards to the Company’s operating, investing or financing cash flows.

Under US GAAP, investment tax credits are included in the determination of deferred tax assets whereas under Canadian GAAP, investment tax credits are not considered in the determination of future tax assets but are disclosed separately on the balance sheet. Including the investment tax credit as a deferred tax asset under US GAAP would have the impact of increasing the Company’s deferred tax assets by $142,215 with an offsetting decrease in the investment tax credits receivable as of July 31, 2011.

Fair value measurement

Under US GAAP, the carrying values of all financial instruments approximate their fair values. The carrying amounts of all assets and liabilities approximate their estimated fair values in the accompanying balance sheet and as a result, the application of this guidance would not have any impact on the Company’s financial statements.